Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-7

*CUSIP:	21988K834	Class	A-1
	21988KAN7	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2013.

INTEREST ACCOUNT

Balance as of August 15, 2012		$0.00
Scheduled Income received on securities		$701,915.63
Unscheduled Income received on securities		$0.00
Contribution from Trustee		$0.00

LESS:
Distribution to Class A-1 Holders	–$	696,937.50
Distribution to Class A-2 Holders	–$	3,919.00
Distribution to Class A-2 Holders of Amortization	–$	1,039.41
Distribution to Depositor	–$	0.00
Distribution to Trustee	–$	19.72
Balance as of February 15, 2013		$0.00

PRINCIPAL ACCOUNT

Balance as of August 15, 2012		$0.00
Scheduled Principal received on securities		$0.00

LESS:
Distribution to Holders	–$	0.00
Balance as of February 15, 2013		$0.00

UNDERLYING SECURITIES HELD AS OF February 15, 2013

Principal Amount	Title of Security
$22,125,000	Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034
*CUSIP: 38143VAA7

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.